EXHIBIT 10(b)

ASSET PURCHASE AGREEMENT

             THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 27, 2001, is made and entered into by and between HYPERFEED TECHNOLOGIES CORPORATION, a Delaware corporation, or its nominee ("Purchaser"), and LASDORF CORPORATE SERVICES, INC, a California corporation, ("Seller") and Andrew Yasinsky (the “Principal”).

WITNESSETH:

             WHEREAS, concurrently with the execution of this Agreement, Purchaser, Marketscreen.com, Inc. (an affiliate of Seller) and certain stockholders of Marketscreen.com, Inc. have entered into that certain Asset Purchase Agreement and Plan of Reorganization (the “Marketscreen APA”) pursuant to which Purchaser is acquiring all of the assets, business and operations of Marketscreen.com, Inc.

             WHEREAS, the parties hereto acknowledge that the purpose of this Agreement is to allow Purchaser to acquire ownership of the assets necessary for Purchaser to own and operate the Marketscreen.com web site offerings.

             WHEREAS, Seller desires to sell all of Seller's assets, whether tangible or intangible, licenses and other property rights of any kind or nature necessary to own, develop, market support, enhance or otherwise commercially develop the offerings of the markestreen.com web site as currently offered on such site.  See Exhibit A for a representative description of offerings of the marketscreen.com web site (the "Business Segment"), and Purchaser desires to purchase such assets and assume certain of Seller's liabilities;

             WHEREAS, Seller is not selling and Purchaser is not purchasing any of Seller’s assets not specified herein;

             WHEREAS, the Principal is Seller's sole stockholder.

             NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE I

Purchase and Sale

             Section 1.1       Sale and Purchase of Assets.  Subject to and upon the terms and conditions contained herein, at the Closing (as hereinafter defined) Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, accept and acquire from Seller the assets of Seller relating to the Business Segment as specified in Section 1.1 hereto which assets shall be free and clear of all liens, liabilities, security interests, claims, and encumbrances, except as otherwise expressly provided herein.  All such assets to be acquired as provided herein are sometimes collectively referred to as the "Purchased Assets".  All assets of Seller of whatever nature other than the Purchased Assets are expressly excluded from this sale.  The Purchased Assets shall include the following specified assets:

             (a)         Inventory.  None;

             (b)        Equipment.  None;

             (c)         Intangibles and Intellectual Property.  All of the right, title and interest Seller may possess in and to the items set forth on Schedule 3.12 whether owned or licensed by Seller (collectively, the “Intangible Assets”);

             (d)        Records.  Copies of all books, documents and records of, or relating to any material necessary to the operation of the Business Segment (including all financial and business records, customer lists and files, supplier records, insurance polices and any claims or credits thereunder relating to the Business Segment);

             (e)         Employee Records.  Copies of all personnel records and payroll records for the current and last two calendar years for all employees of Seller relating to the Business Segment, if any;

             (f)         Contract Rights.  All rights, privileges and interest of Seller arising from any contract, agreement, purchase orders, deposits and other contractual rights to the extent set forth on Schedule 1.1(f) (the “Assigned Contracts”);

             (g)        Computer Software.  All computer applications and operating programs which are used in the operation of the Business  Segment (including third party packaged software products and custom programs developed and written in house or by third party consultants);

             (h)        Licenses and Permits.  All right, title and interest in any assignable licenses and permits relating to the Business Segment, if any;

             (i)          Supplies.  None;

             (j)          Prepaid Expenses.  None;

             (k)         Securities.  None; and

             (l)          Accounts Receivable.  None.

             Section 1.2       Closing.  The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof (the "Closing Date") concurrently with the execution of this Agreement in the offices of Wildman, Harrold, Allen & Dixon, 225 West Wacker Drive, Chicago, Illinois 60606.

             Section 1.3       Purchase Price.  The aggregate consideration (the "Purchase Price"), to be paid to Seller for the Purchased Assets and the non-compete agreements described in Section 1.7 hereof shall payable as follows:

             (a)         $300,000 will be payable at the Closing by Purchaser’s company check or, at Purchaser’s option, by wire transfer to a U.S. bank designated by Seller to Purchaser in writing at least two (2) business days prior to the Closing.; and

             (b)        the Assumed Liabilities will be assumed and paid by Purchaser as provided in Section 1.4 hereof.

             Section 1.4       Assumed Liabilities.

             (a)         Commencing from and after the Closing Date, Purchaser shall assume and agree to pay, perform and discharge, promptly when due all duties, liabilities and obligations under the Assigned Contracts arising after the Closing (the "Assumed Liabilities").

             (b)        Purchaser does not assume or agree to pay, perform or discharge any liability or obligation of Seller, whether known or unknown, arising out of, incurred in connection with, or related to:  (i) liabilities or obligations of Seller arising prior the Closing Date which are not specifically included within the definition of "Assumed Liabilities" hereunder; (ii) liabilities or obligations of Seller incurred on or after the Closing Date; (iii) any product liability claims arising from defects in products manufactured or sold by Seller; (iv) any pension or other benefit liability relating to Seller's employees; or (v) any warranty claims relating to products sold by Seller prior to Closing.

             Section 1.5       Allocation of Purchase Price.  Intentionally Deleted..

             Section 1.6       Intentionally Deleted.

             Section 1.7       Employee Relation Issues.  At the Closing, Seller and the Principal will each execute a Non-Compete Agreement in the form attached hereto as Exhibit B (the "Non-Compete Agreements").

             Section 1.8       Closing Deliveries.  In order to consummate the transactions contemplated hereby, the following documents shall be executed and/or delivered at the Closing, as appropriate:

             (a)         Seller shall deliver to Purchaser each of the following items executed by Seller and/or the Principal as appropriate:

             (i)          a Bill of Sale and Assignment in form and substance acceptable to Purchaser;

             (ii)         the Non-Compete Agreements;

             (iii)        all documentation reasonably required by Purchaser to effect the transfer of any trademarks, service marks, domain names or other intellectual property included in the Purchased Assets;

             (iv)       a Certificate of Good Standing for Seller from the California Secretary of State dated within twenty (20) days of the Closing;

             (v)        a copy of Seller’s charter documents certified by the California Secretary of State dated within twenty (20) days of the Closing;

             (vi)       and a duly executed Secretary’s Certificate as to Seller’s Bylaws, incumbent officers and directors and resolutions adopted by Seller’s board of directors and shareholders authorizing the execution of this Agreement, confirmation of the sale provided for herein and performance by Seller of all its obligations hereunder;

             (vii)      an opinion of legal counsel for Seller in form an substance acceptable to Purchaser;

             (viii)     search results of the public records of the California Secretary of State and the Recorder's Office of San Mateo County, California confirming the absence of security interests, judgments, tax liens and bankruptcy proceedings which affect or could affect the Purchased Assets;

             (ix)        an officer’s certificate dated as of the Closing confirming that the representations and warranties of Seller are true and correct as of the Closing;

             (x)         copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder, if any;

             (xi)        copies of the fully-executed assignments form each of Andew Yasinsky, Neil Waldo and James Wilson in the form attached hereto as Exhibit C; and

From time-to-time after the Closing, at Purchaser’s request and without further consideration from Buyer, Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require to convey, transfer to and vest in Buyer and to put Buyer in possession of Purchased Assets with customary warranties of title.

At the Closing, and at all times thereafter as may be necessary, Seller shall execute and deliver to Purchaser such other instruments as shall be reasonably necessary or appropriate (i) to vest in Purchaser good and indefeasible title to the Purchased Assets and (ii) to vest in Purchaser all rights of Seller under the Assigned Contracts and to comply with the purposes and intent of this Agreement.

             (b)        Purchaser shall deliver to Seller each of the following items executed by Purchaser as appropriate:

             (i)          an Assumption of Liabilities and Assumed Contracts Agreement in a form acceptable to Seller and Purchaser;

             (ii)         the Non-Compete Agreements; and

             (iii)        a copy of the resolutions of Purchaser’s Board of Directors approving the Agreement and its related exhibits.

At the Closing, and at all times thereafter as may be necessary, Purchaser shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to evidence the assumption by Purchaser of the Assumed Liabilities, including without limitation those arising under the Assigned Contracts, and to comply with the purposes and intent of this Agreement.

ARTICLE II

Purchaser's Representations and Warranties

             Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

             Section 2.1       Organization and Good Standing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and validly qualified to transact business in the State of Illinois, with all requisite power and authority to carry on the business and in good standing in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

             Section 2.2       Authorization and Validity.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser.  This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Purchaser and constitute or will constitute as of the Closing, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

             Section 2.3       Violation.  Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or of any agreement, indenture or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

             Section 2.4       Finder's Fee.  Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby for which Seller or any Principal may be liable.

ARTICLE III

Representations and Warranties of Seller

             Except as set forth on the Disclosure Schedules attached to this Agreement, Seller and the Principal, and each of them, hereby jointly and severally represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date.  Whenever any representation or warranty is qualified “to Seller’s knowledge,” that phrase shall mean to the actual knowledge of the Principal.

             Section 3.1       Organization and Good Standing.  Seller is a corporation duly organized, validly existing and in good standing under the laws of California, with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns.  Seller is duly qualified to do business in California and every other jurisdiction where Seller is required by law to be qualified to transact business.  Except as set forth in Schedule 3.1 hereto, Seller does not have any assets, employees or offices in any state other than in San Mateo County, California.  Seller does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation, or other interest in any corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture or other entity.

             Section 3.2       Capitalization.  The authorized, issued and outstanding capital stock of Seller, and the record and beneficial shareholders of all issued and outstanding capital stock of Seller, is set forth in Schedule 3.2 hereto.  The Principal owns all such capital stock of Seller, free and clear of all liens, liabilities, claims, encumbrances, equities, voting agreements, voting trust agreements, and proxies.  Each outstanding share of capital stock of Seller has been legally and validly issued and is fully paid and nonassessable.  There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Seller.  No shares of capital stock of Seller are owned by Seller in treasury or otherwise or have been issued or disposed of in violation of the preemptive rights of any of Seller's shareholders.

             Section 3.3       Corporate Records.  Copies of Seller's Articles of Incorporation and all amendments thereto, and its Bylaws of Seller and all amendments thereto have been delivered to Purchaser and are full and complete copies thereof.

             Section 3.4       Authorization and Validity.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller and the Principal, and the consummation of the transactions contemplated hereby and thereby, have been unanimously approved and duly authorized by the Board of Directors of Seller and shareholders of Seller.  This Agreement and each other agreement contemplated hereby have been or will be duly executed and delivered by Seller and the Principal, as the case may be, and constitute, or will constitute as of the Closing, legal, valid and binding obligations of Seller and the Principal, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

             Section 3.5       Financial Statements.  Intentionally Deleted.

             Section 3.6       Liabilities and Obligations.  To Seller’s knowledge, Schedule 3.6 provides a listing of all liabilities and obligations of Seller, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof and prior to the Closing and related to the Purchased Assets or the Business Segment. Except as set forth on Schedule 3.6, Seller is not liable, upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity that in any way affects the Purchased Assets or the Business Segment.  Seller knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount that in any way affects the Purchased Assets or the Business Segment.

             Section 3.7       Employee Benefits. Seller does not sponsor, maintain, or otherwise is a party to, or is in default under, or has any accrued obligations under any pension, deferred compensation, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, employee benefit plan or other similar plan, agreement, policy or understanding.

             Section 3.8       Absence of Certain Changes.  Except as disclosed on Schedule 3.6, in relation only to the Purchased Assets or the Business Segment Seller has not (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditure in excess of $10,000 or contracted for or paid more than $50,000 for all capital expenditures to any person, entity, and/or any affiliates of any such person or entity, (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or, other than in the ordinary course of business consistent with prior practices, discharged any liabilities or obligations, or agreed to do any of the foregoing; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of Seller's properties or assets or agreed to do any of the foregoing; (e) paid any amount on any indebtedness for borrowed money prior to the due date, forgiven or canceled any material debts or claims or released or waived any material rights or claims or agreed to do any of the foregoing; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could or does materially and adversely affect its business; (g) acquired or disposed of any assets or incurred any liabilities or obligations or agreed to do any of the foregoing, except in the ordinary course of business consistent with prior practice; (h) written up or written down the carrying value of any of its assets; (i) changed the costing system or depreciation methods of accounting for its assets or otherwise changed any method of accounting or adopted any new method of accounting or agreed to do any of the foregoing; (j) accelerated any item of income or gain into the period prior to the Closing, or deferred any item of expense or loss into the period after Closing, and such acceleration or deferral is not made in the ordinary course of Seller's business consistent with Seller's treatment of such items in prior periods; (k) lost or terminated employees, consultants, agents, representatives, customers or suppliers that could or does materially and adversely affect its business or assets; (l) increased or agreed to increase the compensation of any consultant, agent, representative or employee, except in the ordinary course of business consistent with prior practices; (m) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (n) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change terms and conditions of any such rights; or (o) entered into any employment, compensation, consulting or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or agreed to do any of the foregoing.

             Section 3.9       Title; Leased Assets.

             (a)         Seller owns the Purchased Assets free and clear of all liens, liabilities, claims, and encumbrances.  The Purchased Assets are the only ones necessary for the conduct of the Business Segment other than those assets to be acquired by Purchaser from Marketscreen.com, Inc. concurrently with the Closing pursuant to a separate agreement.  Schedule 3.9 also contains a listing of which Purchased Assets are leased.  Upon consummation of the transactions contemplated hereby, Purchaser shall receive good, valid, and marketable title to the Purchased Assets, and will be entitled to, subject to the receipt of all appropriate consents, use as lessee all leased assets which are material to the operation of the Business Segment.

             (b)        Except as set forth on Schedule 3.9, all tangible properties and assets material to the Business Segment, other than those assets to be acquired by Purchaser from Marketscreen.com, Inc. concurrently with the Closing pursuant to a separate agreement, are included in the Purchased Assets.  Seller owns or leases or otherwise possesses a transferable right to use all Purchased Assets which are material to the operation of the Business Segment as conducted immediately before the date of this Agreement.

             Section 3.10     Material Agreements.  Except as set forth in Schedule 3.10 hereto, Seller has not entered into, nor are the Purchased Assets or the Business Segment bound by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee; (x) powers of attorney; (xi) agreement for the acquisition of services, supplies, equipment or other personal property entered into other than in the ordinary course of business consistent with prior practices and involving more than $10,000; (xii) contract containing noncompetition covenants; (xiii) agreement relating to any matter or transaction in which an interest is held by a person or entity which is an "affiliate" of Seller or any Principal (as the term "affiliate" is defined in Rule 144(a)(i) of the Securities and Exchange Commission promulgated under the Securities Act of 1933), or any "associate" of any such affiliate (as the term "associate" is defined in Regulation 14A of the general rules and regulations under the Securities Exchange Act of 1934); or (xiv) other agreement or commitment not made in the ordinary course of business consistent with prior practices, that is material to the Business Segment or financial condition of Seller (all of the foregoing are hereinafter collectively referred to as the "Material Agreements").  True, correct and complete copies of the written Material Agreements, and true, correct and complete written descriptions of the oral Material Agreements, have heretofore been delivered to Purchaser.  There are no existing defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults, and no penalties have been incurred nor are amendments pending, with respect to the Material Agreements, except as set forth in Schedule 3.10.  The Material Agreements are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their terms, and no defenses, off-sets or counterclaims have been asserted or may be made by any party thereto, nor has Seller waived any rights thereunder, except as set forth in Schedule 3.10.  Seller is not a party to, and none of the Purchased Assets are subject to or otherwise affected by, any agreement or instrument, or any charter or other restriction, or any judgment, order, writ, injunction, decree, rule or regulation, that could or does materially and adversely affect the Purchased Assets or Business Segment.

Section 3.11     Insurance.  Intentionally Deleted.

             Section 3.12     Patents, Trademarks and Copyrights.

             (a)         Other than the intellectual property rights to be acquired by Purchaser from Marketscreen.com, Inc. concurrently with the Closing pursuant to a separate agreement, Seller owns all patents, trademarks, copyrights, and other intellectual property rights if any, necessary to conduct the Business Segment, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others.  Set forth in Schedule 3.12 hereto is a true and correct description of the following ("Proprietary Rights"):

             (i)          All trademarks, trade names, service marks, domain names, product labels, trade dress, and other trade designations, including common-law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party (including expiration dates if applicable) related to the Business Segment; and

             (ii)         All agreements relating to technology, know-how, processes or web site development and hosting (including but not limited to all agreements covering application software and/or operating system software) related to the Business Segment that Seller is licensed or authorized to use by others, or which it licenses or authorizes others to use.

             (b)        Except as set forth in Schedule 3.12, Seller has the sole and exclusive right to use the Proprietary Rights identified in Schedule 3.12 without infringing or violating the rights of any third parties.  Except as set forth in Schedule 3.12, no consent of third parties will be required for the use thereof by Purchaser upon consummation of the transactions contemplated by this Agreement.  No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and neither Seller nor any Principal knows of any valid basis for any such claim.  Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

             (c)         To the best of Seller's knowledge, no product, activity or operation of Seller infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity.  No proceedings have been instituted, are pending or, to the best knowledge of Seller and the Principal, are threatened which challenge the rights of Seller with respect thereto.  Seller has not given and is not bound by any agreement of indemnification for or regarding any Proprietary Right.

             Section 3.13     No Violation.  Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of the Articles of Incorporation or Bylaws of Seller or any agreement or other instrument under which Seller is bound or to which any of the Purchased Assets are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchased Assets except as described in Schedule 3.13 or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency.

             Section 3.14     Taxes.    Seller has filed or will file prior to applicable deadlines all income, excise, corporate, franchise, property, sales, payroll, withholding and other tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise.  All such tax returns or reports fairly and accurately reflect the taxes of Seller for the periods covered thereby.  Seller is not delinquent in the payment of any tax, assessment or governmental charge, there is no tax deficiency or delinquency asserted against Seller and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Seller that could be asserted by any taxing authority, nor of any violation of any federal, state, local or foreign tax law.  No Internal Revenue Service or other tax audit of Seller is pending or, to Seller's actual knowledge, threatened.  No Internal Revenue Service or other tax audit of Seller has occurred during the last five (5) years. Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted. Seller has not committed a violation of any federal, state, local or foreign tax laws.  All monies required to be withheld by Seller from employees or other payees, including amounts attributable to tips or gratuities received by employees, or collected from customers or other payees for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, including but not limited to penalties and interest thereon, have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose. Seller has furnished to Purchaser true and accurate copies the tax returns for the years 1998 through 2000.

             Section 3.15     Consents.  Except as set forth in Schedule 3.15 hereto, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required (i) to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller or the Principal or (ii) in connection with the transfer of any Purchased Assets from Seller to Purchaser, including but not limited to the assignment of the Assigned Contracts.  Schedule l.1(f) contains a complete and accurate list and description of the Assigned Contracts.

             Section 3.16     Compliance with Laws and Agreements.

             (a)         Seller is not in violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, or to Seller’s knowledge, any law, statute, rule, regulation or judicial or administrative decision applicable to, or which could materially affect, Seller, the Purchased Assets or the Business Segment.

             (b)        Neither Seller nor the Principal has (i) made any payment to any person (an "Official") employed by or affiliated with any customer, supplier, or governmental entity or agency charged with reviewing, monitoring, or regulating any activities of Seller or the Principal, (ii) given any personal property or real property to any Official, (iii) sold any personal property or real property to any Official at less than fair market value, (iv) made a political contribution to any governmental official in violation of applicable law, or (v) otherwise taken any action in violation of any statute, rule, or regulation prohibiting bribes, kickbacks, or other activities that seek to wrongfully influence any Official.

             (c)         Except as set forth in Schedule 3.16(c) hereto, to Seller’s knowledge, neither Seller nor the Principal has (i) committed any act, (ii) violated any law, or (iii) been charged with violating any law that has restricted or impaired, or could restrict or impair, the ability of Seller or the Principal (or following the Closing, Purchaser) to conduct business.

             Section 3.17     Finder's Fee.  Seller and the Principal have not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby for which Purchaser may be liable or for which a claim could be asserted against the Purchased Assets.

             Section 3.18     Claims and Proceeding.  Schedule 3.18 is a complete and accurate list and description of all claims, actions, suits, proceedings and investigations currently pending or, to the best knowledge of Seller, threatened against or affecting Seller, the Principal or the Business Segment or any of the properties, Purchased Assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency or instrumentality.  Except as set forth in Schedule 3.18, none of such claims, actions, suits, proceedings or investigations will result in any liability or loss to Seller, the Purchased Assets or the Business Segment which (individually or in the aggregate) is material to Seller, the Purchased Assets, or the Business Segment and Seller has not been, and is not now, subject to any order, judgment, decree, stipulation or consent of any court, governmental body or agency.  No inquiry, action or proceeding has been asserted, instituted or, to the best knowledge of Seller, threatened to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.  To the best knowledge of Seller, there is no basis for any claim or action which would, or could reasonably be expected to (individually or in the aggregate), have a material adverse effect on the Business Segment or financial condition of Seller.  Except as set forth in Schedule 3.18, no claim, complaint, suit, action, proceeding or investigation is pending or, to Seller's actual knowledge, threatened against the Principal or to any other person or entity having an ownership interest in, or who was an officer, director, or agent of Seller, which may result in any restraint, prohibition or the obtaining of damages or any other relief.

             Section 3.19     Employees and Consultants.  Set forth in Schedule 3.19 hereto is a complete and accurate list of all employees and consultants of Seller related to the Business Segment.  Seller has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of any of such individuals.   Seller has no direct or indirect, express or implied, obligation to pay severance or termination pay to any such individuals or to pay any amounts to any consultant in relation to the Business Segment other than the individuals set forth on Schedule 3.19.  Seller and the Principal have no actual knowledge of any facts which would indicate that any employee or consultant of Seller listed on Schedule 3.19 will not accept employment or a consulting relationship with Purchaser on a basis no less favorable than such employee or consultant’s current relationship with Seller.

             Section 3.20     Other Employee Matters. To Seller's actual knowledge, Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in, nor has it committed, any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is no unfair labor practice claim against Seller before the National Labor Relations Board.

             Section 3.21     Overtime. Back Wages. Vacation and Minimum Wages.  No present or former employee of Seller has, or will as of the Closing Date have, any claim against Seller (whether under federal, state or local law, any employment agreement, or otherwise) on account of or for (a) overtime pay, other than overtime pay for the then current payroll period, (b) wages or salary for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or accrued on Seller's books and records, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.  All amounts required to be withheld by Seller from its employees have been properly withheld and will be timely deposited and all contributions required to be paid by Seller in respect of its employees have been paid in accordance with the applicable provisions of federal, state and local laws regarding income tax withholding and social security, workers compensation, unemployment compensation or similar taxes or contributions.

             Section 3.22     Discrimination and Occupational Safety and Health.  No person or party (including, but not limited to, governmental agencies of any kind) has any claim, or basis for any action or proceeding, against Seller arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standards.  Seller has not received any notice from any federal, state or local entity alleging a violation of occupational safety or health standards.

             Section 3.23     ADA.  Seller has not received notice from any individual, entity or federal, state, local governmental agency or official notifying it that Seller or any property or asset of Seller is in violation of, or in noncompliance with, the Americans with Disabilities Act (the "ADA").  Seller has not received any notice of a claim or potential claim under the Civil Rights Act of 1991 for any violation of the ADA.

             Section 3.24     Condition of Fixed Assets.  Intentionally Deleted.

             Section 3.25     Books of Account and Records.  The books of account of Seller have been kept accurately in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Seller have been properly recorded in such books.  The Records are in good order, are complete, and have been maintained in accordance with sound business practices.

             Section 3.26     Corporate Name.  Intentionally Deleted.

             Section 3.27     Investments in Competitors.  Except for the ownership of non-controlling interests in securities of corporations the shares of which are listed on generally recognized stock exchanges, the Principal does not own directly or indirectly any interest or has any investment in any corporation, business or other person which is a competitor of the Business Segment, or which otherwise directly does business with Seller in relation to the Business Segment.

             Section 3.28     Contracts and Transactions with Affiliates and Others.  Except as set forth on Schedule 3.28, no Principal, director or officer of Seller, nor any person who is a spouse or descendant of such Principal, director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, Seller.  Except as set forth on Schedule 3.28 and except for salaries and benefits paid in the ordinary course of Seller’s business, Seller has not paid any sum, assumed any debt or distributed any assets to the  Principal or any director or officer of Seller, or any person who is a spouse or descendant of the Principal, director or officer

             Section 3.29     Real Property.  Schedule 3.29 describes all real estate owned or leased by Seller or otherwise occupied by Seller in the Business Segment (the "Real Property").  Except as set forth on Schedule 3.29, Seller's use and operation of the Real Property and Purchaser's use of such premises in the same manner as used by Seller are, and at the Closing Date will be, valid and permitted uses of such premises which in no way violate any Laws (as hereinafter defined) or any agreement, document or instrument respecting such premises and do not constitute non-conforming use.  All uses of the Real Property and all uses made thereby by Seller have been, and as of the Closing Date will be, in compliance with all federal, state, county and local laws, rules, orders, regulations and ordinances, including without limitation, all applicable planning and zoning laws, rules, regulations and ordinances (collectively, "Laws"), except for minor violations which do not and will not have a material adverse effect on the operation of the Business Segment.  Neither Seller, the Principal, nor anyone on its or their behalf, has received any notices of any violations of any Laws regarding the Real Property.

             Section 3.30     Business Relations with Suppliers.  Except as set forth in Schedule 3.30 hereto, neither Seller nor any Principal has received actual notice, that any supplier of Seller will, cease or refuse to do business with Purchaser after the consummation of the transactions contemplated hereby.  Except as set forth in Schedule 3.30, neither Seller nor any Principal has received any actual notice of any disruption (including delayed deliveries or allocations by suppliers or service providers) in the availability of the materials, products, supplies or services used by Seller, nor is Seller aware of any facts which could lead Seller to believe that the Business Segment (whether before or after the Closing) will be subject to any such material disruption.  Seller is not aware of any condition (financial or otherwise) affecting any of Seller's major suppliers that is likely to reduce each such supplier's ability to do business with Purchaser in a similar manner that each such supplier has done business with Seller during the period preceding this Agreement.

             Section 3.31     Agents.  Seller has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

             Section 3.32     Permits.  Set forth in Schedule 3.32 hereto is a list of all permits, licenses and approvals from federal, state, county, local and foreign governmental and regulatory bodies (collectively, "Permits") held, utilized or applied for by Seller, including, without limitation, all state licenses required to be issued in those states in which Seller does business, and the Permits are valid and in full force and effect.  Except as set forth in Schedule 3.32, no other or additional licenses, permits or approvals are required of or from any governmental authority or agency in connection with the conduct of the Business Segment which, if not obtained, could materially and adversely affect the Business Segment or the Purchased Assets.  Seller and the Business Segment have complied and are in compliance, in all material respects, with the terms and conditions of the Permits and no violation of any of the Permits or the laws or rules governing the issuance or continued validity thereof has occurred.  Seller has not received any claim or notice, have no knowledge indicating, that Seller or the Business Segment  is not in compliance with the terms of any such Permits or with any of the requirements, standards and procedures of the federal, state, county, local and foreign governmental regulatory bodies which issued them.  To Seller’s knowledge, Seller is in material compliance with all federal, state, county and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to Seller, the Business Segment or the Purchased Assets.

             Section 3.33     Proprietary Information.  Neither Seller, nor any Principal (nor to the best knowledge of Seller, any employee of Seller) has disclosed any confidential information purported to be transferred hereunder (including, but not limited to, current or prospective customer lists, financial statements, trade secrets, methods by which the business of Seller is or has been conducted, and methods by which the customers or business of Seller are or have been obtained) which does not exist in the public domain to any third party except (i) in the ordinary course of business and then under appropriate confidentiality covenants or agreements sufficient to protect and maintain the confidentiality and proprietary nature of such information, (ii) to prospective buyers of the Business Segment under appropriate confidentiality covenants or agreements sufficient to protect and maintain the confidentiality and proprietary nature of such information, and (iii) to Purchaser or its agents or representatives.

             Section 3.34     Necessary Property.  The Purchased Assets (including the Assigned Contracts) constitute all of the property, rights and agreements now used, necessary or advisable for the conduct and operation of the Business Segment in the manner and to the extent presently conducted or currently proposed to be conducted by Seller.  Each Assigned Contract is valid, binding, and in full force and effect and has not been amended, rescinded, or modified, will not be breached or violated as a result of its assignment to Purchaser (except for the obtaining of the appropriate consents for the Assigned Contracts which are listed on Schedule 3.15 as requiring consents) and will be fully enforceable by Purchaser in accordance with its terms.  To the best of Seller's and Principal's knowledge, no party to any of the Assigned Contracts is in default or alleged to be in default thereunder and there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party and Seller is not aware of any cancellation, or threat to cancel or not to renew or extend any of the Assigned Contracts by any party thereto.  A list of all the Assigned Contracts is attached as Schedule l.l(f) and Seller has furnished Purchaser complete and accurate copies of the Assigned Contracts.  Except for the Assigned Contracts, Seller has no oral or written agreement, contract or understanding with any person or entity

Section 3.35     Environmental Matters.

             (a)         The following terms shall have the following meanings:

             (i)          "Applicable Environmental Laws" means all federal, state and local or municipal, statutory, regulatory and common law requirements relating to the protection of human health and safety or the environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act, (33 U.S.C. § 1251 et seq.), the Clean Air Act, (42 U.S.C. § 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.), Federal Insecticide Fungicide Rodenticide Act (7 U.S.C. § 136 et seq.), Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all applicable judicial, administrative, and regulatory decrees, judgments, and orders.

             (ii)         "Hazardous Materials" means any chemical substances, pollutants, contaminants, materials, industrial solid wastes or other wastes, or combinations thereof, whether solid, liquid or gaseous in nature which poses or may pose a hazard to the health or safety of persons or the environment or the presence of which may require investigation or remediation under any Applicable Environmental Laws, including, without limitation, material which is or becomes defined as a "hazardous waste" or "hazardous substance" under the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) or which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation, or radon gas.

             (b)        To the best of Seller's and Principal's knowledge, Seller is and has been in compliance with all Applicable Environmental Laws.

             (c)         To the best of Seller's and Principal's knowledge, there has been no past or present spill, discharge, disposal or release of Hazardous Materials onto or from the Real Property or other property occupied by Seller, nor are any Hazardous Materials presently deposited, stored, or otherwise located on, under, in or about the Real Property or such other property (except in strict compliance with applicable laws), nor have any Hazardous Materials migrated from the Real Property or such other property upon or beneath other properties.

             (d)        Schedule 3.35(d) contains a list of all applicable permits, licenses, approvals and/or registrations required to be issued to it under Applicable Environmental Laws on account of any or all of its activities and is in full compliance with the terms and conditions of each permit, license, approval and registration.  No material change in the facts or circumstances reported or assumed in the application for or granting of such permit, license, approval or registration exists.  Each such permit, license, approval, or registration is in full force and effect, and following consummation of the transactions contemplated herein, will continue to be in full force and effect without any consent or approval, or may be modified, transferred or replaced by Purchaser in the ordinary course of business without any interruption of the conduct of its business, assuming timely application therefor and reasonable diligence in pursuit thereof by Purchaser.

             (e)         Seller has not received any notice or other communication concerning any alleged violation of any Applicable Environmental Law, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication concerning alleged liability for any response costs or remedial action in connection with: (i) the Real Property or any other property occupied by Seller, or (ii) any activities of Seller, or for which Seller is alleged to be liable under any Applicable Environmental Law. There exists no writ, injunction, decree, order, judgment, or lien outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the Seller's actual knowledge, threatened, relating to: (i) the occupancy, use, maintenance or operation of the Real Property or other property occupied by Seller, or (ii) conduct of the Business Segment or other operations by Seller, or (iii) any alleged violation of Applicable Environmental Law by Seller or (iv) the suspected presence of Hazardous Materials on the Real Property or other property occupied by Seller (other than those stored or utilized by Seller in the conduct of the Business Segment which storage and usage has been and is in conformity with applicable laws including but not limited to Applicable Environmental Laws).

             (f)         No claim has been asserted, and Seller has no actual knowledge of any unasserted claims arising out of violations of any Applicable Environmental Laws or the handling, treatment, storage, transportation, disposal (or the arranging therefor) or the discharge into the environment of any Hazardous Materials, including, without limitation, claims for penalties, natural resource damage, personal injury, property damage or response or remedial costs.

             (g)        No underground storage tanks for petroleum or any other substance, or underground piping or conduits associated with such tanks, are or have previously been located on the Real Property or any other property occupied by Seller.

             (h)        No Hazardous Materials, including without limitation, asbestos-containing materials or PCB-containing materials, are installed, contained in building material, contained in transformers or other electrical equipment, or are otherwise present on the Real Property nor any other property occupied by Seller (other than those stored or utilized on the Real Property by Seller in the conduct of the Business Segment which storage and usage has been and is in conformity with Applicable Environmental Laws).

             (i)          Seller has not been refused insurance coverage, nor has insurance coverage ever been canceled, as a result of the presence of Hazardous Materials on the Real Property or other property occupied by Seller, or violations of Applicable Environmental Laws, or due to other concerns relating to matters affecting human health or the environment.

             (j)          There are no activities on the Real Property or any other property occupied by Seller, or any type of material, including but not limited to Hazardous Materials, on the Real Property or other property occupied by Seller that would currently require deed recordation of such activities by Seller.

             (k)         There are no active or inactive solid waste management units or hazardous waste management units on the Real Property or any other property occupied by Seller.

             (l)          There are no plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans or consent decrees or settlement agreements which impose environmental obligations on Seller or against the Real Property.  There are no requirements, whether by regulation, agreement or otherwise, imposing financial obligations on Seller or on the Real Property with respect to environmental conditions or activities which exist, have existed, are occurring or have occurred on the Real Property or in connection with or resulting from the conduct of the Business Segment by Seller or other activities of Seller.

             (m)        Seller has provided Purchaser with all environmental studies and reports in its possession or control by whomsoever conducted, all environmental records of Seller, and all documents of Seller concerning environmental conditions of the Real Property or other property occupied by Seller, or which identify underground tanks, or otherwise relate to actual or potential contamination of the soil or groundwater.

             (n)        No Hazardous Materials have been disposed of by Seller on the Real Property or other property occupied by it or have been transported to any off-site disposal area other than those identified in Schedule 3.35(n) and, to the actual knowledge of Seller, none of those sites have been designated or are being considered for designation as a site requiring clean-up pursuant to any Environmental Law.

             Section 3.36     Investment Representations.  Intentionally Deleted.

             Section 3.37     Accuracy of Information Furnished.  To Seller's best knowledge, all information furnished to Purchaser by Seller, as an Exhibit or Schedule hereto, is true, correct and complete in all material respects.  Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.  Seller has made due inquiry and investigation concerning the matters to which representations and warranties of Seller under this Agreement pertain and Seller is not unaware of any facts, events or circumstances which have not been disclosed to Purchaser which are material to the Purchased Assets, the Business Segment or Seller.

ARTICLE IV

Cross Default

             Section 4.1       Any breach or default under any covenant or any inaccuracy in any representation made by Seller’s Affiliate, Lasdorf Corporate Services, Inc., in that certain Asset Purchase Agreement of even date herewith among Purchaser, Lasdorf Corporate Services, Inc. and Andrew Yasinsky, the sole shareholder of Lasdorf Corporate Services, Inc., including any exhibits and schedules thereto or in any certificate, document or other instrument delivered in connection with the transfer or other transactions contemplated by this such agreement shall be deemed a breach and default under this Agreement by Seller and the Principal.  In that event, Purchaser shall have the right to any and all legal remedies available to it for a breach/violation of both Asset Purchase Agreements

ARTICLE V

Indemnification

             Section 5.1       Seller's Indemnity.  Subject to the terms and conditions of this Article V, Seller and the Principal, and each of them hereby jointly and severally agree to indemnify, defend and hold Purchaser and its shareholders, officers, directors, agents, attorneys and affiliates (defined as Purchaser and any person or entity controlling, controlled by, or under common control with, Purchaser) harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), incurred by any or all of them or assessed against the Purchased Assets by reason of or resulting from or based upon:

             (a)         The inaccuracy of any representation or breach or default of or under any warranty, covenant or agreement made by Seller and/or the Principal in this Agreement, including, the Exhibits and Schedules or in any certificate, document or other instrument delivered in connection with the transfer or other transactions contemplated by this Agreement including the Non-Compete Agreements;

             (b)        Any product liability claims relating to products sold and/or leased by Seller;

             (c)         Any general liability claims arising out of or relating to occurrences of any nature relating to the Business Segment or the conduct thereof, prior to the Closing, whether any such claims are asserted prior to or after the Closing;

             (d)        Any obligation or liability under or related to any Plan or the termination thereof;

             (e)         Any failure to comply with all applicable bulk transfer laws;

             (f)         Any sales, use, or similar taxes in connection with the purchase and sale transaction contemplated by this Agreement; or

             (g)        Any general liability claims arising out of or relating to occurrences of any nature relating to Seller's conduct from and after the Closing.

             Section 5.2       Purchaser's Indemnity.  Subject to the terms and conditions of this Article V, Purchaser hereby agrees to indemnify, defend and hold Seller and its shareholders, officers, directors, agents, attorneys and affiliates (defined as Seller and any person or entity controlling, controlled by, or under common control with, Seller), and Principal harmless from and against all Damages asserted against or incurred by any or all of them by reason of or resulting from or based on:

             (a)         The inaccuracy of any representation or breach or default of or under any warranty, covenant or agreement made by Purchaser in this Agreement, including Exhibits and Schedules, or in any certificate, document, or other instrument delivered in connection herewith or with the transfer or other transactions contemplated by this Agreement;

             (b)        The failure of Purchaser to pay, perform and discharge when due any Assumed Liabilities;

             (c)         Any product liability claims relating to products sold by Purchaser; or

             (d)        Any general liability claims arising out of or relating to occurrences of any nature relating to the conduct of the Business Segment after the Closing.

             Section 5.3       Conditions of Indemnification.  The respective obligations and liabilities of Seller and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 5.1 and 5.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

             (a)         Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any legal action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing (but subject to the approval of the indemnified party which approval will not be unreasonably withheld or delayed) and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense and, provided further, that the failure of the party to be indemnified to give timely notice shall not affect the right to indemnification hereunder except to the extent (and then only to the extent) the indemnifying party proves actual damages caused by such failure.

             (b)        In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims in accordance with this Section 5.3(b) at any time prior to settlement, compromise or final determination thereof.

             (c)         Anything in this Section 5.3 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim.  If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld.

             (d)        The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

             Section 5.4       Remedies Not Exclusive.  The remedies provided in this Article V shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

             Section 5.5       Actions to Minimize Losses.  Notwithstanding any provision of this Article V to the contrary, any party to this Agreement shall be entitled, without first complying with the provisions of Sections 5.1, 5.2 or 5.3 hereof, to (c) pay to and/or compromise or settle with the claimant any claim for which such party is entitled to indemnification under Section 5.1 or 5.2 hereof, if delay in the resolution of such claim could reasonably be expected to have an immediate and material adverse effect on such party or on the conduct of the Business Segment and (d) compromise and settle any lawsuit, enforcement action or administrative proceeding for which indemnification is provided to such party, or with respect to which such party has the right to control the defense and investigation under Section 5.3 hereof, if the pendency of such lawsuit, enforcement action or administrative proceeding or delay in the resolution of the claim to which it relates could reasonably be expected to have an immediate and material adverse effect on the conduct of the Business Segment; provided, however, such party shall, prior to exercising its rights pursuant to this Section 5.6, give at least ten (10) days prior written notice to the other party(ies) of the intent to exercise the rights granted hereunder, the occurrence causing such intended exercise, the action requested of the other party(ies) and the time within which such action by the other party(ies) must be taken to avoid the exercise of rights pursuant to this Section 5.5.

             Section 5.6       Restrictions on Indemnification.  Neither party shall have liability under this Article V arising from any breach of warranty, misrepresentation or omission unless the aggregate amount of all Damages finally determined to arise from such breaches, misrepresentations or omissions exceeds Fifty Thousand Dollars ($50,000), and, in such event the indemnifying party shall be required to pay the full amount of such Damages including the first Fifty Thousand Dollars ($50,000) of such Damages.

ARTICLE VI

Miscellaneous

             Section 6.1       Amendment and Waiver.  No provision of this Agreement may be amended, modified, supplemented or waived except by an instrument in writing executed by all of the parties hereto or, in the case of an asserted waiver, executed by the party against which enforcement of the waiver is sought.

             Section 6.2       Assignment.  Neither this Agreement nor any right created hereby shall be assignable by any party hereto, except by Purchaser to an affiliate.

             Section 6.3       Notice.  Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by fax.  Such notice shall be deemed received on the date on which it is hand-delivered or faxed (with confirmation received) or on the third business day following the date on which it is so mailed.  For purposes of notice, the addresses of the parties shall be:

If to Purchaser:	HyperFeed Technologies, Inc. 300 South Wacker Drive Suite 300 Chicago, IL 60606 Attn: John Juska Fax: 312-913-2900

with a copy to:	Craig M. White, Esq. Wildman, Harrold, Allen & Dixon 225 West Wacker Drive, Suite 3000 Chicago, IL 60606 Fax: 312-201-2555

If to Seller:	Lasdorf Corporate Services, Inc. c/o Andrew Yasinsky 512 Davey Glen Rd. Belmont, CA 94002 Fax: (650)654-3354
with a copy to:	David C. Longinotti Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP. 333 Market Street, Suite 2300 San Francisco, CA 94105 FAX: (415)541-9366

Any party may change its address for notice by written notice given to the other parties in accordance with this Section 6.3.

             Section 6.4       Confidentiality.  Until the Closing, the parties shall keep this Agreement and its terms confidential, but after the Closing (i) any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other parties in advance of any such disclosure and (ii) the parties may disclose this Agreement, but not its terms, in such manner as such party deems in the exercise of good faith necessary or appropriate.  In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed.  Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, valuations, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.  Should the transactions contemplated hereby not be consummated, nothing contained in this section shall be construed to prohibit a party hereto from operating a business in competition with the other party.

             Section 6.5       Entire Agreement.  This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

             Section 6.6       Transactional Expenses.

             (a)         Except as otherwise provided in this Agreement, Purchaser and Seller shall each bear their respective costs and expenses of the transactions contemplated hereby, including without limitation, the fees and expenses of their attorneys, accountants and other advisors. The prevailing party in any arbitration or other legal proceeding hereunder or under any agreement executed pursuant hereto will, however, be entitled to recover its reasonable attorneys' fees and expenses.

             (b)        Seller shall pay out of the proceeds of the purchase and sale transaction contemplated by this Agreement all sales, use, and similar taxes, if any, in connection with such purchase and sale of the Purchased Assets.

             Section 6.7       Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

             Section 6.8       Specific Performance.  Each party to this Agreement acknowledges that a refusal by the other party to consummate the transactions contemplated hereby will cause irrevocable harm to the non-refusing party, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult.  Therefore, the non-refusing party shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief.

             Section 6.9       Survival of Representations.  Warranties and Covenants. Except as otherwise set forth in this Section 6.9, all representations and warranties of the parties hereunder shall survive for three (3) years after the Closing Date; provided that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period.  All representations and warranties of Seller set forth in Sections 3.4, 3.9 and 3.35 shall survive indefinitely.  All representations and warranties of Seller set forth in Section 3.14 shall survive the Closing and remain effective until one year after the expiration of the applicable statute of limitations for claims that might be asserted for matters related thereto.

             Section 6.10     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Illinois without reference or regard to the conflicts of law rules of said state.  In the event a dispute arises under this Agreement, the parties agree that the exclusive jurisdiction and venue for the resolution of any dispute shall be state and Federal courts located in Cook County, Illinois.  Each party irrevocably submits to the jurisdiction of the State of Illinois and waives any objection, which it may have based upon improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Both parties waive personal service of any process upon it and consents to service of process by mail.

             Section 6.11     Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

             Section 6.12     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

             Section 6.13     Number and Gender.  Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

[SIGNATURE PAGES TO FOLLOW]

             IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above written.

PURCHASER:

HyperFeed Technologies Corporation, a Delaware corporation

By:

Name:

Its:

SELLER:

Lasdorf Corporate Services, Inc., a California corporation

By:

Name:

Its:

PRINCIPAL:

Name:	Andrew Yasinsky

SUPPORT SERVICES

Document Log Sheet

Note:  This requisition is for WP use only — please do not delete

Attorney Name: Geoffrey Cockrell	Docs Open No.: 644370v1
Extension: 2422	Client ID: C5950-00001 (N/B)
Secretary Extension: 2466	Billing Attorney:
Floor: 26	Duplicate Document No.:
Document Title: HF – APA TIME IN DUE DATE/TIME COMPARE TO ________________ _______________ DRAFT MAKE NEW VERSION FINAL(for compare purposes)MAKE NEW DOCUMENT

SPECIAL INSTRUCTIONS

(WP abbreviations:      S=Scan; K=Key; R=Revise; D=Draft; F=Final; P=Print Only; FM=Form Document; Dupe=Duplicate; C=Cleanup; CV=Convert)

Operator	Revs/etc.	Date	Begin	End	Proof	Compare
Megan	SD	3/2/01	5:45	6:30	mm
Carolyn	SD	3/4/01	10:52	12:20	spck
Natalie	Proof	03/04/00	1:30	2:45	natalie
Agnes	v2,R	3/7/01	6:20a	7:00a
Kathy	rd/cp	3/7/01	8:20	8:55	edits	v1
Hazel	RD	4/11/01	12:05 1:18	12:18 2:15	edits/mm	v3